Exhibit 15.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form F-3 (FILE NO. 333-268873) and Form S-8 (FILE NO. 333-281028) of our report dated April 30, 2025 relating to the consolidated financial statements of Aptorum Group Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs LLP

New York, NY

April 30, 2025